Exhibit 99.5

RARE ELEMENT RESOURCES LTD.

UP TO 105,808,445 COMMON SHARES ISSUABLE UPON EXERCISE OF
NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, custodian bank or other nominee holder (the “Nominee Holder”) of subscription rights (the “Subscription Rights”) to purchase common shares, without par value (the “Shares”), of Rare Element Resources Ltd. (the “Company”) pursuant to the rights offering described in the Company’s prospectus supplement, dated November 12, 2021 (the “Prospectus Supplement”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights to subscribe for the number of Shares specified below under the basic subscription privilege, and on behalf of beneficial owners of Subscription Rights who have exercised their basic subscription privilege in full, requests to subscribe for the number of additional Shares specified below pursuant to the oversubscription privilege, the terms of which are described further in the Prospectus Supplement, listing separately each exercised basic subscription privilege and any corresponding oversubscription privilege as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION PRIVILEGE

Name of Broker, Custodian Bank or Other Nominee

By:
Authorized Signature

Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant

By:

Name:

Title:

DTC Subscription Confirmation Numbers